As filed with the U.S. Securities and Exchange Commission on October 31, 2023.

Registration No. 333-272915

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM F-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

StoneBridge Acquisition Corporation*

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One World Trade Center

Suite 8500

New York, New York 10007

Tel: (646) 314-3555

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Prabhu Antony

One World Trade Center

Suite 8500

New York, New York 10007

Tel: (646) 314-3555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship	Rajiv Khanna
Winston & Strawn LLP	Kelvin Kesse
800 Capitol Street, Suite 2400	Norton Rose Fulbright US LLP
Houston, Texas 77002-2925	1301 Avenue of the Americas
Tel: (713) 651-2600	New York, New York 10019-6022
Tel: (212) 318-3000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Upon the closing of the business combination referred to in the proxy statement/prospectus within this registration statement, the name of the registrant is expected to change to DigiAsia Corp.

EXPLANATORY NOTE

StoneBridge Acquisition Corporation is filing this Amendment No. 4 to its Registration Statement on Form F-4 (File No. 333-272915) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment No. 4 to the Registration Statement consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

AP-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

		Incorporated by Reference
		Schedule/	File
Exhibit	Description	Form	Number	Exhibits	Filing Date
2.1†	Business Combination Agreement dated as of January 5, 2023, by and among StoneBridge Acquisition Corporation, StoneBridge Acquisition Pte. Ltd., DigiAsia Bios Pte. Ltd. and Prashant Gokarn.	Form 8-K	001-40613	2.1	January 12, 2023
2.2	First Amendment to Business Combination Agreement dated as of June 22, 2023, by and among StoneBridge Acquisition Corporation, StoneBridge Acquisition Pte. Ltd., DigiAsia Bios Pte. Ltd. and Prashant Gokarn.	Form 8-K	001-40613	2.1	June 23, 2023
3.1#	Second Amended and Restated Memorandum and Articles of Association of PubCo upon completion of the Business Combination (included as Annex B to the proxy statement/ prospectus)
3.2	Amended and Restated Memorandum and Articles of Association of StoneBridge	Form S-1/A	333-253641	3.2	June 28, 2021
3.3	Amendment to the Amended and Restated Memorandum and Articles of Association of StoneBridge	Form 8-K/A	001-40613	3.1	January 27, 2023
3.4	Amendment to the Amended and Restated Memorandum and Articles of Association of StoneBridge	Form 8-K	001-40613	3.1	July 24, 2023
4.1	Warrant Agreement dated July 15, 2021 between StoneBridge and Continental Stock Transfer & Trust Company.	Form 8-K	001-40613	4.1	July 20, 2021
4.2	Specimen Ordinary Class A Share Certificate of StoneBridge	Form S-1/A	333-253641	4.2	March 23, 2021
4.3	Specimen Warrant Certificate of StoneBridge	Form S-1/A	333-253641	4.3	March 23, 2021
4.4	Specimen Unit Certificate	Form S-1/A	333-253641	4.1	March 23, 2021
4.5#	Specimen Class A ordinary share of PubCo
5.1#	Opinion of Conyers Dill & Pearman LLP as to validity of the PubCo Ordinary Shares.

		Incorporated by Reference
		Schedule/	File
Exhibit	Description	Form	Number	Exhibits	Filing Date
10.1	Letter Agreement dated July 15, 2021 between StoneBridge and Cantor Fitzgerald & Company.	Form 8-K	001-40613	10.1	July 20, 2021
10.2	Investment Management Trust Agreement dated July 15, 2021 between StoneBridge and Continental Stock Transfer & Trust Company.	Form 8-K	001-40613	10.2	July 20, 2021
10.3	Registration Rights Agreement dated July 15, 2021 between StoneBridge and the Sponsor, Cantor Fitzgerald & Company and Odeon Capital Group, LLC.	Form 8-K	001-40613	10.3	July 20, 2021
10.4	Private Placement Warrants Purchase Agreement dated July 15, 2021, between StoneBridge and the Sponsor.	Form 8-K	001-40613	10.4	July 20, 2021
10.5	Private Placement Warrants Purchase Agreement dated July 15, 2021, between StoneBridge and Cantor Fitzgerald & Company and Odeon Capital Group, LLC.	Form 8-K	001-40613	10.5	July 20, 2021
10.6	Administrative Services Agreement dated July 15, 2021, between StoneBridge and the Sponsor.	Form 8-K	001-40613	10.6	July 20, 2021
10.7	Promissory Note dated February 5, 2021, issued by StoneBridge in favor of the Sponsor.	Form S-1/A	333-253641	10.1	February 26, 2021
10.8	Securities Subscription Agreement, dated February 5, 2021, between StoneBridge and the Sponsor	Form S-1/A	333-253641	10.5	June 28, 2021
10.9	Form of Indemnity Agreement by and among StoneBridge and its directors and officers.	Form S-1/A	333-253641	10.8	June 28, 2021
10.10	Registration Rights Agreement dated as of January 5, 2023, among StoneBridge, DigiAsia and the DigiAsia shareholders party thereto.	Form 8-K	001-40613	10.3	January 11, 2023
10.11	Sponsor Support Agreement dated as of January 5, 2023, between the Sponsor and DigiAsia.	Form 8-K	001-40613	10.1	January 11, 2023

Incorporated by Reference
		Schedule/	File
Exhibit	Description	Form	Number	Exhibits	Filing Date
10.12	Form of Lock-Up Letter Agreement dated January 5, 2023, between StoneBridge and the shareholders of DigiAsia party thereto.	Form 8-K	001-40613	10.4	January 11, 2023
10.13#	PubCo 2023 Omnibus Incentive Plan (included as Annex C to the proxy statement/prospectus).
10.14#	Form of Earnout Escrow Agreement, among StoneBridge, the Management Representative, the Sponsor and Continental Stock Transfer & Trust Company.
10.15	Form of Director Nomination Agreement between StoneBridge, the Sponsor and Alexander Rusli.	Form 8-K	001-40613	10.5	January 11, 2023
10.16#	Form of PubCo Indemnification Agreement.
10.17#	Amended and Restated Convertible Loan Agreement between DigiAsia Bios Pte. Ltd. and PT DigiAsia Bios, dated March 2, 2020.
10.18#	Convertible Loan Agreement between DigiAsia Bios Pte. Ltd. and PT DigiAsia Bios, dated March 2, 2020.
10.19#	Technology Cooperation Agreement, dated June 2, 2020
10.20#	First Addendum to Technology Cooperation Agreement
10.21#	Second Addendum to Technology Cooperation Agreement
10.22#	Novation Agreement, dated January 1, 2022, relating to the Technology Cooperation Agreement dated June 2, 2020
21.1#	List of Subsidiaries of StoneBridge.
23.1#	Consent of Marcum LLP, independent registered accounting firm for StoneBridge.
23.2#	Consent of BDO India LLP, independent registered accounting firm for DigiAsia.
23.3#	Consent of Conyers Dill & Pearman LLP (included as part of Exhibit 5.1).

Incorporated by Reference
		Schedule/	File
Exhibit	Description	Form	Number	Exhibits	Filing Date
24.1#	Power of Attorney (included on signature page to this registration statement).
99.1#	Form of Proxy.
99.2#	Consent of Alexander Rusli to be named as a director.
99.3#	Consent of Prashant Gokarn to be named as a director.
99.4#	Consent of Bhargav Marepally to be named as a director.
99.5#	Consent of Prabhu Antony to be named as a director.
99.6#	Consent of Kenneth Sommer to be named as a director.
99.7	Consent of Andreas Gregori to be named as a director.
99.8	Consent of Rudiantara to be named as a director.
107#	Filing Fee Table

*	To be filed by amendment.

#	Previously filed.

†	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). StoneBridge agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

++	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 31, 2023.

StoneBridge Acquisition Corporation

By:	/s/ Bhargav Marepally
Name: Bhargav Marepally
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bhargav Marepally	Chief Executive Officer and Director	October 31, 2023
Bhargav Marepally	(Principal Executive Officer)

/s/ Prabhu Antony	President and Director	October 31, 2023
Prabhu Antony	(Principal Financial and Accounting Officer)

*	Director	October 31, 2023
Sylvia Barnes

*	Director	October 31, 2023
Shamla Naidoo

*	Director	October 31, 2023
Richard Saldanha

*	Director	October 31, 2023
Jeff Najarian

*	Director	October 31, 2023
Naresh Kothari

*By:	/s/ Bhargav Marepally
Bhargav Marepally
Attorney-in-fact